UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2013

Plains Exploration & Production Company

(Exact name of registrant as specified in its charter)

Delaware	001-31470	33-0430755
(State of incorporation)	(Commission file number)	(I.R.S. employer identification number)

700 Milam, Suite 3100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Extension of Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On May 24, 2013, Plains Exploration & Production Company (“PXP”) sent a notice to certain participants and beneficiaries in the Plains Exploration & Production Company 401(k) Plan (the “Plan”) informing them of an extension of the “blackout period” under the Plan (the “Blackout Period”). The Blackout Period was implemented in connection with the Merger (as defined below). The Blackout Period began on May 10, 2013 and was originally expected to end during the week of May 26, 2013. However, because the anticipated closing date for the Merger is now later than originally anticipated, the Blackout Period is currently expected to end during the week of June 2, 2013.

On May 24, 2013, PXP was deemed to have received the notice described above. In accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR promulgated under the Securities Exchange Act of 1934, as amended, PXP sent a notice to its directors and executive officers on May 24, 2013 informing them of the extension of the Blackout Period.

For the duration of the Blackout Period and for two years after the ending date of the Blackout Period, a stockholder or other interested person may obtain, without charge, information regarding the actual ending date of the blackout period by contacting the Human Resources department at Plains Exploration & Production Company, 700 Milam, Suite 3100, Houston, TX 77002, or by phone at (713) 579-6000.

A copy of the notice to PXP’s directors and executive officers described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 20, 2013, at a special meeting of stockholders, PXP’s stockholders acted upon the following proposals (with final results for each matter indicated below):

Proposal No. 1. To adopt the Agreement and Plan of Merger, dated as of December 5, 2012 (the “Merger Agreement”), by and among PXP, Freeport-McMoRan Copper & Gold Inc. (“FCX”) and Freeport-McMoRan Oil & Gas LLC (formerly, IMONC LLC) (“Merger Sub”), which provided for, among other things, the merger of PXP with and into Merger Sub, with Merger Sub surviving the Merger as a wholly owned subsidiary of FCX (the “Merger”). This proposal received 74,041,881 votes for approval, representing 68.90% of the shares voted (excluding 360,210 abstentions) and 57.41% of the outstanding shares of PXP common stock. Having received the affirmative vote of the holders of at least a majority of the outstanding shares of PXP common stock entitled to vote as of the record date, this proposal was approved.

Proposal No. 2. To consider and cast an advisory (non-binding) vote on the specified compensation that may be received by PXP’s named executive officers in connection with the Merger. This proposal received 49,183,065 votes for approval, representing 48.54% of the shares voted (excluding 6,492,888 abstentions) and 38.14% of the outstanding shares of PXP common stock. Having failed to receive the affirmative vote of at least a majority of votes cast, this proposal was not approved on an advisory (non-binding) basis.

Proposal No. 3. To approve the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement. This proposal received 69,026,609 votes for approval, representing 64.06% of the shares voted (excluding 74,785 abstentions) and 53.52% of the outstanding shares of PXP common stock. Having received the affirmative vote of the holders of at least a majority of the shares of PXP common stock present at the meeting, in person or by proxy, and entitled to vote, this proposal was approved.

These proposals are described in more detail in the proxy statement/prospectus, dated April 18, 2013, filed by PXP with the Securities and Exchange Commission on April 18, 2013. No other proposals were submitted to a vote of PXP’s stockholders at the special meeting.

Item 7.01. Regulation FD Disclosure.

On May 20, 2013, FCX and PXP issued a joint press release announcing the approval of the Merger by PXP stockholders. The full text of the press release is attached hereto as Exhibit 99.2.

Item 8.01. Other Events.

The information contained in Item 5.04 of this Form 8-K is incorporated into this Item 8.01 by reference.

On May 20, 2013, PXP’s Board of Directors declared a special one-time cash dividend of $3.00 per share, payable to PXP stockholders as of May 30, 2013, the dividend record date. The payment of the dividend is conditioned upon the completion of the Merger and will be made immediately prior to or upon such completion. A copy of PXP’s press release announcing the dividend declaration is attached hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Notice of Extension of Blackout Period Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 dated May 24, 2013

99.2	Joint press release of Freeport-McMoRan Copper & Gold Inc. and Plains Exploration & Production Company dated May 20, 2013

99.3	Press release of Plains Exploration & Production Company dated May 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: May 24, 2013

/s/ Nancy I. Williams
Nancy I. Williams Vice President—Accounting, Controller & Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Notice of Extension of Blackout Period Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 dated May 24, 2013

99.2	Joint press release of Freeport-McMoRan Copper & Gold Inc. and Plains Exploration & Production Company dated May 20, 2013

99.3	Press release of Plains Exploration & Production Company dated May 21, 2013